UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 19, 2026
BEST BUY CO., INC.
(Exact name of registrant as specified in its charter)

Minnesota	1-9595	41-0907483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South
Richfield, Minnesota	55423
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (612) 291-1000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.10 par value per share	BBY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Best Buy Co., Inc. (the “Company” or “registrant”) announced that Matt Bilunas, the Company’s Senior Executive Vice President, Chief Financial Officer and Enterprise Strategy, will depart the Company effective July 31, 2026. Following his departure, Mr. Bilunas will receive separation benefits in accordance with the Company’s ERISA plan as described under “Executive and Director Compensation—Potential Payments Upon Termination or Change of Control” in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 30, 2026.

A press release announcing the matter described above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.
(d)Exhibits.
The following are filed as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
99.1
News release issued June 22, 2026. Any internet address provided in this release is for information purposes only and is not intended to be a hyperlink. Accordingly, no information at any internet address is included herein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: June 22, 2026	By:	/s/ TODD G. HARTMAN
Todd G. Hartman
Executive Vice President, Chief Legal and Risk Officer and Secretary